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                                                                  EXHIBIT 10.102

              AGREEMENT OF SALE AND PURCHASE OF LEASEHOLD INTEREST




                                     between




                    EASTERN AMERICAN TECHNOLOGIES CORPORATION
             (formerly known as Eastern American Teak Corporation),

                                                                       as Seller




                                       and




                             SPACEHAB, INCORPORATED,

                                                                        as Buyer
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                                Table of Contents

                                                                                    Page
                                                                                    ----
1.    Agreement to Sell and Purchase............................................       1

2.    Purchase Price............................................................       1

3.    Closing...................................................................       1

4.    Documents to be Delivered at Closing by Seller............................       2

5.    Documents to be Delivered at Closing by Buyer.............................       2

6.    Representations and Warranties of Seller..................................       2

7.    Survival..................................................................       3

8.    Environmental Matters.....................................................       4

9.    Notices...................................................................       5

10.   Miscellaneous.............................................................       7




                                       (i)
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                         AGREEMENT OF SALE AND PURCHASE

                  THIS AGREEMENT made this _____ day of August, 1997, by and between EASTERN AMERICAN TECHNOLOGIES CORPORATION (formerly known as Eastern American Teak Corporation), having an address at 720 Mullet Road, Suite H, Cape Canaveral, Florida 32920 ("Seller") and SPACEHAB, INCORPORATED having an address at 1595 Spring Hill Road, Suite 360, Vienna, Virginia 22182 ("Buyer").

                                  WITNESSETH :

                  In consideration of the covenants and provisions contained in this Agreement, the parties agree as follows:

                  1. Agreement to Sell and Purchase. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, subject to all of the terms and conditions of this Agreement, Seller's interest (the "Interest") in that certain Lease Agreement between Canaveral Port Authority ("CPA"), as lessor, and Seller, as lessee, dated February 1, 1991, for certain real property located at State Road #401 and 620 Magellan Road in Port Canaveral, County of Brevard, State of Florida, as more particularly described on Schedule A attached hereto.

                  2. Purchase Price.

                  (a) Purchase Price. The purchase price ("Purchase Price") for the Interest, subject to adjustments as provided in this Agreement, shall be One Million Six Hundred Thousand Dollars ($1,600,000) and shall be paid by Buyer to Seller at Closing (as hereinafter defined) by wire transfer of immediately available funds.

                  3. Closing. The closing and settlement of this transaction ("Closing") shall take place by mail. Closing shall be on August __, 1997, or on such earlier date as Buyer shall designate by at least five (5) days' prior written notice to Seller (the "Closing Date").

                  4. Buyer's Conditions to Closing. Buyer's obligation to purchase the interest is subject to the following:

                  (a) compliance by Seller with its obligations hereunder;

                  (b) Buyer's receipt of an irrevocable title insurance commitment issued by a reputable title insurance company selected by Buyer and the premium shall have been paid in full by Seller insuring the Interest in a form reasonably satisfactory to Buyer with the title insurance policy to be delivered post-Closing;

                  (c) Buyer's receipt of a Collateral Assignment of Lease executed by CPA in a form reasonably satisfactory to Buyer, a form of which is attached hereto as Exhibit ;
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                  (d) CIT shall have funded Spacehab $3,719,025 of which
         $1,600,000 shall be used to pay the Purchase Price;

                  (e) receipt by CIT of a title insurance commitment followed by a policy of title insurance issued at Buyer's expense by a reputable title insurance company selected by CIT insuring CIT's lien on the Interest; and

                  (f) Buyer's receipt of evidence of CPA's consent to the assignment of the Interest and a landlord's estoppel by CPA, each in a form reasonably satisfactory to Buyer.

                  5. Seller's Conditions to Closing. Seller's obligation to sell the interest is subject to the compliance by Buyer with its obligations hereunder.

                  6. Documents to be Delivered at Closing by Seller. At Closing, Seller shall deliver to Buyer the following documents duly executed by Seller, acknowledged and in recordable form, where appropriate, and dated as of the date of Closing:

                  (a) the Assignment and Assumption of Lease in form and substance satisfactory to the parties hereto, together with the Lease, the cost of documentary stamp tax and recording to be paid by Buyer; and

                  (b) any other document reasonably deemed necessary by Buyer.

                  7. Documents to be Delivered at Closing by Buyer. At Closing, Buyer shall deliver to Seller the following documents duly executed by Buyer, acknowledged and in recordable form, where appropriate, and dated as of the date of Closing:

                  (a) the Assignment and Assumption of Lease in form and substance satisfactory to the parties hereto and to CPA; and

                  (b) any other document reasonably deemed necessary by Seller.

                  8. Representations and Warranties of Seller. Seller, to induce Buyer to enter into this Agreement and to complete Closing, makes the following representations and warranties to Buyer, which representations and warranties are true and correct as of the date of this Agreement, and shall be true and correct at and as of the Closing Date in all respects as though such representations and warranties were made both at and as of the date of this Agreement and at and as of the Closing Date.

                  (a) Seller was duly organized as a corporation and is in good standing under the laws of the State of its formation and in the State where the Property is located, and is qualified to do business in the state where the Property is located.

                  (b) The execution and delivery of this Agreement and the performance by Seller of its obligations under it have been duly authorized by all requisite corporate


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action, and will not conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Seller, and will not conflict with or result in a breach of any law, regulation or order, or any agreement or instrument to which Seller is a party or by which Seller is bound or the Property is subject; and this Agreement and the documents to be delivered by Seller pursuant to this Agreement, will each constitute the legal, valid, and binding obligations of Seller, enforceable in accordance with their respective terms, covenants, and conditions.

                  (c) To the best knowledge of Seller, there is no action, suit or proceeding pending or threatened against or affecting Seller or the Property, or relating to or arising out of Seller's ownership of the Interest, in any court or before or by any federal, state, county or municipal department, commission, board, bureau, or agency or other governmental instrumentality.

                  (d) Buyer has been in full possession and occupancy of the Property since August 6, 1991 and Seller has not conducted any activity on the Property since August 7, 1992.

                  9. Representations and Warranties of Buyer.

                  (a) Buyer was duly organized as a corporation and is in good standing under the laws of the State of its formation and in the State where the Property is located, and is qualified to do business in the state where the Property is located.

                  (b) The execution and delivery of this Agreement and the performance by Buyer of its obligations under it have been duly authorized by all requisite corporate action, and will not conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Buyer, and will not conflict with or result in a breach of any law, regulation or order, or any agreement or instrument to which Buyer is a party or by which Buyer is bound or the Property is subject; and this Agreement and the documents to be delivered by Buyer pursuant to this Agreement, will each constitute the legal, valid, and binding obligations of Buyer, enforceable in accordance with their respective terms, covenants, and conditions.

                  10. Survival.

                  (a) Surviving Representations and Warranties. The representations and warranties of Seller set forth in Section 8 shall remain in effect for a period of two (2) years following the Closing Date and also thereafter if Buyer shall have given to Seller notice of a breach thereof within such two-year period.

                  (b) Notices. Promptly after receipt thereof by Seller, Seller shall deliver to Buyer a copy of any notice of default given or received under the Lease.

                  11. Environmental Matters.

                  (a) Representations and Warranties. Seller represents and warrants to Buyer that:



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                  (i) As of August 7, 1992 and to the best of Seller's knowledge without inquiry, the Property and all activities and conditions at the Property were in compliance with the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.Sections 9601 et seq., as amended from time to time ("CERCLA"), the Resource
         Conservation and Recovery Act, 42 U.S.C. Sections 6901 et seq., as amended from time to time ("RCRA"), the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as amended from time to time, the Clean Air Act, 42 U.S.C. Sections 7401 et seq., as amended from time to time, the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et seq., as amended from time to time, and with all other federal, state and local environmental statutes, ordinances, regulations, orders and requirements of common law, including without limitation: (A) those relating to the construction, operation, maintenance or repair of any improvements or equipment or other Personal Property, (B) the discharge, emission or release of any Contaminant (hereinafter defined) to the air, soil, surface water or ground water; the discharge of any dredge or fill material to a wetland or other water of the United
         States (as hereinafter defined), (C) the storage, treatment, disposal or handling of any Contaminant, or (D) the construction, operation, maintenance or repair of aboveground or underground storage tanks (collectively, "Environmental Laws").

                  (ii) As of August 7, 1992, Seller did not, nor to the best of its knowledge without inquiry did anyone else, generate, store, treat, dispose of, discharge, release, emit or otherwise handle any Contaminant on, over, under, from or in any manner affecting the Property. The term "Contaminant" shall mean any "hazardous substance", "pollutant or contaminant" as defined pursuant to CERCLA, "petroleum" as defined pursuant to RCRA or any material containing petroleum, any polychlorinated biphenyls ("PCBs") or substances containing PCBs, any urea formaldehyde foam, or any asbestos or materials containing asbestos; provided, the term "Contaminant" shall not include construction materials (other than asbestos, PCBs or urea formaldehyde foam), office equipment, fuel and other similar products contained in vehicles and cleaning solutions and other maintenance materials that are customarily used or stored incidental to and are reasonably necessary for the operation or maintenance of the Property.

                  (iii) As of August 7, 1992 Seller disclosed to Buyer the location of all underground or aboveground storage tanks located at the Property.

                  (iv) Seller has to the best of its knowledge without inquiry provided Buyer with copies of all: (A) permits, licenses, certificates, registrations, approvals, and any amendments thereto, required for the Property and for the use of the Property pursuant to or necessary for compliance with Environmental Laws; (B) applications, reports or other materials submitted to any governmental agency in connection with any Environmental Law; (C) records or manifests required to be maintained pursuant to Environmental Laws or which are relevant to the issue of compliance with Environmental Laws; (D) correspondence, notices of violation, summonses, orders, administrative, civil or criminal complaints,


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         requests for information or other documents received by Seller or its agents pertaining to compliance with Environmental Laws or the generation, storage, treatment, handling, discharge, emission, release or migration of any Contaminant on, over, under, from or affecting the Property; and (E) records and analyses of any environmental tests pertaining to the Property, including without limitation the results of any air, water or soil analyses or tank integrity testing, which are in the possession of Seller.

                  (v) No notice has been received by Seller that any civil, criminal or administrative proceeding is pending or threatened relating to Environmental Laws or Contaminants on, over, under, from or affecting the Property; Seller has not received any notice of violation or potential liability regarding the Property or activities thereon relating to Environmental Law or Contaminants on, over, under, from or affecting the Property and Seller has no reason to believe such notices will be received and has no reason to know of circumstances that would give rise to such notices or proceedings in the future; Seller has not entered into any consent order, consent decree, administrative order, judicial order or settlement relating to Environmental Laws or Contaminants on, over, under, migrating from or affecting the Property.

                  (b) Cooperation. Seller will assist Buyer in giving notice to applicable government agencies and in transferring or reissuing to Buyer any permit, license, certificate, registration or other approval necessary to continue operations at the Property, or in obtaining for Buyer any new permit, license, certificate, registration or approval required of Buyer under any Environmental Law.

                  (c) Survival. The provisions of this Section 11 shall survive Closing.

                  12. Notices.

                  (a) Written. All notices, demands, requests or other communications from each party to the other required or permitted under the term of this Agreement shall be in writing and, unless and until otherwise specified in a written notice by the party to whom notice is intended to be given, shall be sent to the parties at the following respective addresses:

                  if intended for Seller:

                           Eastern American Technologies Corporation
                           720 Mullet Road, Suite H
                           Cape Canaveral, Florida  32920
                           Fax No.:     (407) 799-1245
                           Attention:   Mr. Gene Smith



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                                    with a copy to:

                           Dean, Mead, Spielvogel, Goldman & Boyd
                           101 South Courtenay Parkway
                           P.O. Box 541366
                           Merritt Island, Florida  32954-1366
                           Fax No.:     (407) 453-8641
                           Attention:   Leonard Spielvogel, Esq.

                  if intended for Buyer:

                           Spacehab, Incorporated
                           1595 Spring Hill Road, Suite 360
                           Vienna, Virginia  22182
                           Fax No.:     (703) 821-3070
                           Attention:   William Dawson, Esq.

                                    with a copy to:

                           Dewey Ballantine
                           1301 Avenue of the Americas
                           New York, New York  10019
                           Fax No.:     212/259-6333
                           Attention:   Frank E. Morgan, II, Esq.

Notices may be given on behalf of any party by its legal counsel.

                  (b) Manner of Giving. Each such notice, demand, request or other communication shall be given (i) against a written receipt of delivery,
(ii) by registered or certified mail of the United States Postal Service, return receipt requested, postage prepaid, or (iii) by a nationally recognized overnight courier service for next business day delivery, or (iv) delivered via telecopier or facsimile transmission to the facsimile number listed above, provided, however, that if such communication is given via telecopier or facsimile transmission, an original counterpart of such communication shall concurrently be sent in either the manner specified in clause (i) or (iii) above.

                  (c) Deemed Given. Each such notice, demand request, or other communication shall be deemed to have been given upon the earliest of (i) actual receipt or refusal by the addressee, or (ii) deposit thereof at any main or branch United States post office if sent in accordance with section (b)(ii) above or (iii) deposit thereof with the courier if sent pursuant to section
(b)(iii) above.

                  13. Miscellaneous.

                  (a) Captions. The captions in this Agreement are inserted for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.



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                  (b) Successors and Assigns. With respect to Seller, this
Agreement shall not be assignable; provided, however, that any representations and warranties that survive Closing pursuant to the terms hereof shall be binding on Seller's successors and assigns. This Agreement shall be binding upon and shall inure to the benefit of Buyer and its heirs, personal representatives, successors and assigns.

                  (c) Entire Agreement; Governing Law. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, supersedes all prior or other negotiations, representations, understandings and agreements of, by or among the parties, express or implied, oral or written, which are fully merged herein. The express terms of this Agreement control and supersede any course of performance and/or customary practice inconsistent with any such terms. Any agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of this Agreement unless such agreement is in writing and signed by the party against whom enforcement of such change, modification, discharge or abandonment is sought. This Agreement shall be governed by and construed under the laws of the State of Florida.

                  (d) Provisions Separable. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other provision may be invalid or unenforceable in whole or in part.

                  (e) Gender, etc. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

                  (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall be binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected on this Agreement as the signatories.

                  (g) No Waiver. Neither the failure nor any delay on the part of either party to this Agreement to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of any such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

                  (h) Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative or counsel drafted such provision.



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                  (i) Time. Time is of the essence of this Agreement. In
computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period provided in this Agreement shall end on a Saturday, Sunday or legal holiday, then the final day shall extend to 5:00 p.m. of the next full business day. For the purposes of this Section, the term "holiday" shall mean a day other than a Saturday or Sunday on which banks in the state in which the Property is located are or may elect to be closed.

                  (j) Buyer's Exercise of Right to Terminate. If Buyer desires to terminate its obligations under this Agreement pursuant to any of the provisions hereof, Buyer shall do so by delivering written notice of termination to Seller. Upon any such termination, this Agreement shall be and become null and void and neither party shall have any further rights or obligations under this Agreement.

                  (k) Confidentiality. No press release or other public disclosure concerning the transaction contemplated by this Agreement shall be made by either party without the prior written consent of the other.

                  IN WITNESS WHEREOF, intending to be legally bound, the parties have executed this Agreement as a sealed instrument as of the day and year first above written.

Witness:                                SELLER:

                                        EASTERN AMERICAN TECHNOLOGIES
                                           CORPORATION, a Florida corporation

------------------------------

                                        By   /s/  Henry Happel            (SEAL)
                                           -------------------------------------
                                           Name:  Henry Happel
                                           Title: President


Witness:                                BUYER:

                                        SPACEHAB, INCORPORATED, a Washington
                                           corporation

------------------------------

                                        By                                (SEAL)
                                           -------------------------------------
                                           Name:
                                           Title:




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